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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Hewlett-Packard Company of our report dated November 17, 1997, which appears on page 54 of Hewlett-Packard's 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended October 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

San Jose, California

February 25, 1998